SUB-ITEM 77Q3

AIM GOLD & PRECIOUS METALS FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


 FOR PERIOD ENDING 3/31/2008
 FILE NUMBER 811- 3826
 SERIES NO.:   2

 2DD. 1. Total income dividends for which record date passed during the period. (000's Omitted)
      Class A                                                     $485
      2. Dividends for a second class of open-end company shares (000's Omitted)
      Class B                                                      $24
      Class C                                                      $21
      Investor Class                                            $1,017

 73A. Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
      1. Dividends from net investment income
      Class A                                                    0.046
      2. Dividends for a second class of open-end company shares (form nnn.nnnn)
      Class B                                                    0.006
      Class C                                                    0.006
      Investor Class                                             0.046

 74U. 1. Number of shares outstanding (000's Omitted)
      Class A                                                   15,799
      2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
      Class B                                                    5,691
      Class C                                                    5,051
      Investor Class                                            23,244

 74V. 1. Net asset value per share (to nearest cent)
      Class A                                                    $7.77
      2. Net asset value per share of a second class of open-end company shares (to nearest cent)
      Class B                                                    $7.64
      Class C                                                    $8.11
      Investor Class                                             $7.82